UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 2, 2018

BANCORP 34, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37912	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Alamogordo, New Mexico		88310
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (575) 437-9334

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective October 2, 2018, William P. Kauper, the President of Bancorp 34, Inc. (the "Company") and Bank 34, resigned from these positions.
In connection with this resignation, on October 2, 2018, the Company, the Bank and Mr. Kauper entered into a separation and settlement agreement (the "Agreement"), which includes non-competition, non-solicitation and confidentiality provisions and a full and final release of claims, under which the Bank will pay Mr. Kauper 15 months of base salary (totaling $226,875) and Mr. Kauper will vest in 6,500 shares of restricted common stock of the Company previously granted under the Company's 2017 Equity Incentive Plan.
A copy of the Agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.
In connection with Mr. Kauper's resignation, Jill Gutierrez, age 68, who currently serves as Chief Executive Officer of the Company and the Bank, has also been appointed President of each entity.  Ms. Gutierrez has been employed by Bank 34 since 2007. She was named Chief Executive Officer in January 2015, having previously served since July 2011 as President and Chief Executive Officer. Ms. Gutierrez has also served as Senior Vice President and Chief Credit Officer, as well as the Las Cruces Division President. Ms. Gutierrez was appointed as a director in July 2011.  A description of the compensation arrangements between the Company, the Bank and Ms. Gutierrez can be found in the Company's proxy statement for its 2018 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 23, 2018.
Item 9.01. Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCORP 34, INC.

DATE: October 9, 2018	By: /s/ Jill Gutierrez
Jill Gutierrez
President and Chief Executive Officer